POWER OF ATTORNEY

        I, the undersigned, hereby authorize and appoint each of Adam D. Portnoy and Mark L. Kleifges, my attorney-in-fact, with full power to each such attorney-in-fact to sign for me and in my name and in my capacity as a Trustee of RMR Funds Series Trust (the "Trust"), any and all documents to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), including, but not limited to, (i) any Registration Statements on Form N-1A, Form N-14 and any other applicable registration statement form under the 1940 Act and/or the 1933 Act, and any and all pre- and post-effective amendments to such registration statements, and to file the same, with all exhibits thereto, (ii) any application, notice or other filings with the SEC, and (iii) any and all other documents and papers in connection thereunder with the SEC deemed necessary or advisable to enable the Trust to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or blue sky laws of any state or other jurisdiction, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes as I might or could do in person, with full power of substitution and revocation; and I do hereby ratify and confirm all that said attorneys-in-fact may lawfully do or cause to be done by virtue of this power of attorney.

        WITNESS my hand as of the 11th day of October, 2007.

/s/ ARTHUR G. KOUMANTZELIS Arthur G. Koumantzelis Trustee of the Trust